Exhibit 99

        Haber Inc. Receives Four Prospecting Licenses Totaling
      469 Square Kilometers in Ghana's Gold Prolific Sewfi Belt

  Company also Announces SEC Approval to File Comprehensive 10-k for
                    Fiscal Years 2003 through 2007

    ARLINGTON, Mass.--(BUSINESS WIRE)--May 29, 2007--Haber, Inc., (OTC: HABE), a Massachusetts-based company with proprietary technology for the environmentally friendly processing of gold bearing ores, announced today that its wholly owned Ghanaian subsidiary, Haber Mining Ghana Ltd., has received approval on four prospecting licenses in the Sewfi Asafo-Akrodie region of Ghana. In addition, it holds two reconnaissance licenses in this same region in Ghana.

    Albert Conti, president of Haber Inc., said, "The issuance of these two-year prospecting licenses allows the company to begin detailed exploration, including drilling and trenching. We believe the potential of the area is very encouraging based on the large gold deposits found by major mining companies in the general vicinity. In addition, we intend to initiate shortly geological activities on our two reconnaissance licenses. In the future, the company will continue seeking other high potential concessions and/or partnerships where the company can acquire a direct interest in the gold assets of the project."

    Prospecting Licenses:

    The Haber Mining Ghana Ltd. "Good Ground" reconnaissance license was converted into four prospecting licenses totaling 468.99 square kilometers. The licenses are designated; "Sankore" covering an area of
112.7 square kilometers, "Akrodie" covering an area of 124.99 square kilometers, "Datano" covering an area of 99 square kilometers and the "Sewfi Asafo" covering an area of 132.3 square kilometers. For more detailed information on the location of these properties, visit company's web site at http://www.habercorp.com.

    Reconnaissance Licenses:

    Haber Mining Ghana Ltd. also holds the "Eternity" reconnaissance license, which is comprised of two separate blocks in the Sewfi Gold Belt. The northern block comprises 134.8 square kilometers and is about 75 kilometers north-northwest of Kumasi and lies in the Tano District on the Brong Ahafo Region. The South area, about 235 square kilometers in size, is located about 65 kilometers northwest of Kumasi and lies within the Ahafo-Ano South and Ahafo-Ano North Districts of the Ashanti Region. The southern block is located 12 kilometers east of the Newmont land holdings.

    Also, the Company's "Uprightness" concession is located on the eastern boundary of the Sewfi Gold Belt and comprises 561.0 square kilometers in a single block. The permit is contiguous with the eastern boundary of the Bibiani mining permit.

    The Company also announced that the Securities and Exchange Commission accepted a proposal from Haber to file a comprehensive Form 10-k for the year ended May 31, 2007, covering fiscal years 2003 through 2007, during which time Haber did not file financial reports. This comprehensive report will include audited financial statements for each year from 2003 to 2007, as well as quarterly financial statements for the interim quarterly periods and will include Management's Discussion and Analysis for all of the quarterly and annual periods. All material information for these periodic reports will also be included in the comprehensive filing.

    About Haber, Inc.

    Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Albert B. Conti (781) 643-2727, or visit the company's website at http://www.habercorp.com.

    Safe Harbor Statement

    Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

    CONTACT: Haber, Inc.
             Albert B. Conti, 781-643-2727